                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-12

                         Duramed Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)      Title of each class of securities to which transaction applies:

                ----------------------------------------------------------------

        2)      Aggregate number of securities to which transaction applies:

                ----------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                ----------------------------------------------------------------

        4)      Proposed maximum aggregate value of transaction:

                ----------------------------------------------------------------

        5)      Total fee paid:

                ----------------------------------------------------------------


[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:

                ----------------------------------------------------------------

        2)      Form, Schedule or Registration Statement No.:

                ----------------------------------------------------------------

        3)      Filing Party:

                ----------------------------------------------------------------

        4)      Date Filed:

                ----------------------------------------------------------------

                          DURAMED PHARMACEUTICALS, INC.
                              7155 EAST KEMPER ROAD
                             CINCINNATI, OHIO 45249

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


Dear Stockholder:

         We are pleased to invite you to attend the Annual Meeting of Stockholders of Duramed Pharmaceuticals, Inc., to be held at the Holiday Inn, Cincinnati Airport, 1717 Airport Exchange Boulevard, Erlanger, Kentucky 41018, on September 12, 2000 at 9:00 a.m. (EDT), for the purpose of considering and acting upon the following:

1.       The election of seven directors of Duramed.

2.       The approval of the 2000 Stock Option Plan.

3. The ratification of Ernst & Young LLP as auditors of Duramed for the fiscal year ending December 31, 2000.

4.       Such other matters as may properly come before the meeting.

         Only stockholders of record at the close of business on July 18, 2000 are entitled to receive notice of, and to vote at, the meeting. Management, at present, knows of no other business to be brought before the meeting.

                                           By Order of The Board of Directors



                                           E. THOMAS ARINGTON
                                           President and Chief Executive Officer

Cincinnati, Ohio
August 3, 2000


         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER DATED PROXY, OR ATTENDING THE MEETING AND VOTING IN PERSON.

                          DURAMED PHARMACEUTICALS, INC.
                              7155 EAST KEMPER ROAD
                             CINCINNATI, OHIO 45249
                                 (513) 731-9900


                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Duramed Pharmaceuticals, Inc. (the "Company" or "Duramed") of proxies to be voted at the Annual Meeting of Stockholders on September 12, 2000. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders of the Company on or about August 3, 2000.


                          OUTSTANDING VOTING SECURITIES


         The number of voting securities of Duramed outstanding on July 18, 2000, the record date for the meeting, was 26,272,922 shares of Common Stock, $.01 par value, each entitled to one vote, owned by approximately 1,660 stockholders of record. A list of stockholders of the Company may be examined at the offices of Duramed at the address given above.


                               PROXIES AND VOTING


         When the enclosed proxy card is properly executed and returned, the shares it represents will be voted as specified; if no instructions are given, proxies will be voted in accordance with the recommendations of the Board of Directors. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice to Duramed, by giving a later dated proxy indicating a desire to vote differently or by appearing at the meeting and casting a ballot.

         The cost of solicitation of proxies will be paid by Duramed. In addition to the solicitation of proxies by use of the mails, solicitation may be made by officers and regular employees of Duramed by personal interview, telephone and facsimile. Banks, brokerage houses and other record owners will be reimbursed for their reasonable expenses incurred in forwarding soliciting material to beneficial owners and in obtaining voting instructions from those owners.

         The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting will be sufficient for the election of directors. Duramed's Common Stock has no cumulative voting rights. Other matters, including approval of the 2000 Stock Option Plan, will be determined by the affirmative vote of a majority of the shares present in person or represented by proxy, with abstentions having the effect of negative votes and broker non-votes deemed to be absent shares. There are no rights of appraisal or similar rights of dissenting stockholders with respect to any matter to be acted upon at the meeting.

                             THE BOARD OF DIRECTORS


         The Company's corporate powers are exercised, and its business, property and affairs are managed, by or under the direction of the Board of Directors. The Board of Directors has been composed of six members, Messrs. E. Thomas Arington, Jeffrey T. Arington, George W. Baughman, Richard R. Frankovic, Peter R. Seaver and S. Sundararaman, each of whom has been renominated for election at the Annual Meeting. At the time of the Annual Meeting the size of the Board will be increased to seven. Mr. Philip M. Uhrhan has been nominated to fill the new position. The increase in Board size and nomination of Mr. Uhrhan is in accordance with an agreement between the Company and Solvay Pharmaceuticals, Inc. granting Solvay the right to designate one new director in connection with its investment in the Company. See "Certain Transactions" and "Principal Stockholders and Holdings of Management."

         The Board of Directors recommends that each of the nominees, described below, be elected to serve until the Annual Meeting in 2001 or until their successors are elected and qualified.

         E. THOMAS ARINGTON, age 63. Mr. Arington has been President, Chief Executive Officer and a director of the Company since 1987 and Chairman of the Board since 1988. Prior to joining the Company, he was President of MarketMaster, Inc., a health care consulting firm which was acquired by the Company in 1987. Mr. Arington's career has also included seventeen years with Lederle Laboratories, a division of American Cyanamid, where he held a variety of executive management positions.

         JEFFREY T. ARINGTON, age 39. Mr. Arington has been Senior Vice President, Marketing, Sales and Science of the Company since 1995. He served as the Company's Senior Vice President, Marketing, Science and Operations from 1994 until 1995, as Vice President, Sales and Marketing from 1989 until 1994 and as Executive Director of Sales and Marketing from 1987 until 1989. From 1984 until 1987, he was employed by MarketMaster. Mr. Arington has been a director of the Company since 1998. Jeffrey T. Arington is E. Thomas Arington's son.

         GEORGE W. BAUGHMAN, age 63. Mr. Baughman has been President and Chairman of Advanced Research Associates, a consulting firm specializing in information systems and technology and in financial analysis and planning, for more than the past five years. He was employed by The Ohio State University for twenty-five years, retiring as Director of Special Projects, Office of President. Mr. Baughman has been a director of the Company since 1989.

         RICHARD R. FRANKOVIC, age 58. Mr. Frankovic is a pharmaceutical industry consultant, having retired in 1998 from Rugby Laboratories where he was employed since 1980 and served as President from 1984 to 1998. Prior to joining Rugby Laboratories, he was employed by Lederle Laboratories, where he held a variety of management positions. Mr. Frankovic has been a director of the Company since 1999.

         PETER R. SEAVER, age 56. Mr. Seaver is a healthcare consultant. Following his thirty-year career with The Upjohn Company, a pharmaceutical manufacturer, he served as President of the Health Care Group of Kaleidoscope Television, Inc., a health care cable company, from 1997 until April 2000. While at The Upjohn Company, he held positions including Vice President of Marketing from 1987 until 1989, Corporate Vice President, Worldwide Pharmaceutical Marketing from 1989 until 1995 and Corporate Vice President for Health Care Policy and Administration during 1996. Mr. Seaver has been a director of the Company since 1998.

         S. SUNDARARAMAN, age 64. Mr. Sundararaman is the Company's Secretary and has been a director of the Company since 1982. Mr. Sundararaman is Manager, Sales Automation and Distribution, USA for Lufthansa German Airlines and has been with that company since 1961.

         PHILIP M. UHRHAN, age 50. Mr. Uhrhan has been Vice President Finance of Solvay America, Inc., a chemical and pharmaceuticals company which is the parent of Solvay Pharmaceuticals, Inc., since 1996. He was a partner with Ernst & Young LLP for more than five years prior to joining Solvay America. Mr. Uhrhan also is a director of Reliability Incorporated.

         MEETINGS; COMMITTEES OF THE BOARD. Duramed's Board of Directors held 15 meetings in 1999, of which 10 were by conference telephone. The Board has an Audit Committee, composed during the past year of Messrs. Frankovic (Chairman), Baughman, Seaver and Sundararaman, which deals with financial reporting and control of the Company's assets. The Committee did not meet separately from the full Board of Directors during 1999. The Board also has a Compensation Committee, consisting of Messrs. Seaver (Chairman), Baughman, Frankovic and Sundararaman, which has responsibility for making recommendations to the full Board concerning all matters dealing with officers' compensation and fringe benefits. The Compensation Committee met six times during 1999, four by conference telephone. The Board does not have a nominating committee. Each incumbent director attended more than seventy-five percent of the aggregate of all meetings of the Board of Directors which he was eligible to attend and all meetings of committees upon which he served during 1999.

         COMPENSATION OF DIRECTORS. During 1999, nonemployee directors of the Company received an annual fee of $30,000. Of the annual fee, $12,000 was paid in Duramed Common Stock and the remainder was paid in cash. Nonemployee directors also received fees of $1,500 for each Board meeting attended, plus reimbursement of expenses, and fees of $600 for each Board meeting held by conference telephone. Fees of $1,000 are also paid for committee meetings attended and held on a date other than a Board meeting date. During 1999, there were no committee meetings held on a separate date from a Board meeting date. No fees are paid to directors who are also employees of the Company. Each new nonemployee director is automatically awarded options to purchase 10,000 shares of the Company's Common Stock; in subsequent years, a nonemployee director automatically receives options to purchase 5,000 shares of Common Stock. Each nonemployee director also is reimbursed by the Company for up to $7,500 per year in legal and financial consulting expenses.

         The Company has an unfunded pension plan covering nonemployee directors elected prior to 1998 who have served on the Board for at least five years and nonemployee directors elected in 1998 or after who have served on the Board for at least ten years. No director who is, or at any time during the five years prior to the end of service as a director was, an employee of the Company may participate in the plan. With certain exceptions for current long-serving directors, the plan provides an annual benefit, payable monthly for a period of ten years from the time a participating director ceases to be a member of the Board, equal to 50% of the director's most recent annual Board fee, as adjusted annually to reflect changes in the Consumer Price Index. The right of a director to receive benefits under the plan is forfeited if the director engages in any activity determined by the Board to be contrary to the best interests of the Company.

         During 1999 Mr. Baughman provided consulting services to the Company for which he was paid $13,402.

                       APPROVAL OF 2000 STOCK OPTION PLAN


         GENERAL. The Company's 2000 Stock Option Plan (the "2000 Plan" or the "Plan") was adopted by the Board of Directors, subject to stockholder approval, on July 18, 2000.

         Duramed traditionally has relied heavily on stock option grants to provide incentives to management. The Board of Directors believes that these grants have been the principal factor enabling the Company to build and retain a competent management team under difficult financial circumstances and that stock options will continue to provide a valuable incentive even as the Company's financial condition improves.

         Of the 1,500,000 shares of Common Stock authorized for issuance under the Company's 1997 Stock Option Plan, options for 1,379,984 shares are outstanding and options for 72,820 shares have been exercised, leaving only 47,196 shares available for new option grants. Although some options remain outstanding under the Company's 1986 and 1988 Stock Option Plans, no new options may be granted under the 1986 Plan and only very limited grants may be made under the 1988 Plan if and as shares become available due to the termination or expiration of unexercised options. Therefore, so as to have any adequate supply of shares available for future grants, the Board of Directors adopted the 2000 Plan.

         The Board of Directors recommends a vote "FOR" approval of the 2000
Plan.

         A summary of the 2000 Plan follows. The text of the Plan is set forth as Exhibit A to this Proxy Statement and should be reviewed for full information.

         THE PLAN. Any employee on the regular payroll of the Company may be selected to participate in the Plan. Additionally, options may be granted under the Plan to advisors to the Company. Nonemployee directors of the Company are not eligible to participate in the Plan. Up to 1,300,000 shares of Common Stock may be issued pursuant to the Plan; however, options for no more than 500,000 shares may be granted to any eligible employee during any period of twelve consecutive months. Appropriate adjustments in the number of shares issuable and in the number and prices of shares covered by outstanding options will be made to give effect to any changes in the Company's capitalization (stock splits, stock dividends, etc.).

         The Plan is administered by a committee (the "Committee") of at least two members of the Company's Board of Directors. In addition to administering and interpreting the Plan, the Committee has authority to select optionees, determine the number of shares for which an option is granted, set the option's price and term, select the type of option and establish all other terms and conditions of the option. The Committee may waive or amend the terms and conditions of, or accelerate the vesting of, an option. For the purpose of option grants to and approval of other transactions with persons who are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") with respect to the Company, each Committee member must be a "Non-Employee Director" as defined in Rule 16b-3 under the Exchange Act. The Board may perform any of the functions of the Committee.

         Both incentive stock options and nonqualified options may be granted to employee-participants in the Plan. Advisors may only receive nonqualified options. The per share exercise price of a nonqualified option must be at least 50% of the fair market value of a share of the Common Stock on the date the option is granted. The per share exercise price of an incentive stock option may not be less than 100% of the Common Stock's fair market value on the date of grant, and no incentive stock option may be exercised after ten years from the date of grant. Incentive stock options granted to an optionee holding more than 10% of the Company's outstanding Common Stock must have a price of at least 110% of fair market value on the date of grant and may be for a term no longer than five years.

         At the optionee's election, an option's exercise price may be paid in cash or by the tender of shares of the Company's Common Stock which have been owned by the optionee for at least six months. Shares which are tendered are valued at their fair market value on the date of tender and may be counted as available for issuance under the Plan. For purposes of the Plan, fair market value means the last sale price for the Common Stock reported on the Nasdaq National Market on a given date. On July 18, 2000, the fair market value of the Company's Common Stock was $5.66 per share.

         Generally, an unexercisable option granted to an employee of the Company terminates when the optionee terminates employment with the Company. An exercisable option granted to an employee terminates on the earlier of (i) its full exercise, (ii) its expiration date or (iii) the end of the three-month period following the date of termination of employment. If, however, an optionee becomes disabled or dies while employed by the Company or within three months thereafter, a then-exercisable option may be exercised for one year after the date of death or commencement of disability. An option granted to an advisor terminates upon the earlier of its full exercise or its expiration date. The Plan allows the Committee to extend these option exercise periods.

         A nonqualified option may be transferred pursuant to a domestic relations order, to the spouse or child of the optionee or under other circumstances, terms and conditions established by the Committee. Otherwise, an option is not transferrable except by the optionee's will or the laws of descent and distribution and, during an optionee's lifetime, may only be exercised by the optionee or the optionee's legal representative or guardian.

         Only the Board may amend or terminate the Plan, and it may do so at any time; however, no Plan amendment may alter or impair an outstanding option without the optionee's consent. No option may be granted under the Plan subsequent to September 11, 2010.

         In the event any person becomes the beneficial owner of more than 50% of the Company's Common Stock, or commences a tender offer which, if successful, would have that result, all outstanding options will become immediately exercisable. Similarly, if the Company enters into an agreement of reorganization, merger or consolidation in which the Company is not to be the surviving corporation or enters into an agreement for the sale or transfer of all or substantially all of its assets, all outstanding options also will become immediately exercisable. If the successor or transferee corporation does not agree to continue the Plan, both the Plan and all outstanding options will terminate as of the effective date of the transaction. The Plan provides that, if payments to an optionee by the Company would constitute "excess parachute payments" under the Code, amounts payable in accordance with the Plan's change of control provisions will be reduced so that the employee is not subject to the 20% excise tax on the payment and the Company is able to deduct the entire payment.

         TAX CONSEQUENCES. Generally, an optionee recognizes no income upon the grant or exercise of an incentive stock option and, if the stock purchased on option exercise is not disposed of within two years from the date of grant nor within one year after exercise, the amount realized on sale or taxable exchange in excess of the option price is treated as a long term capital gain and the Company is not entitled to a federal income tax deduction. If stock acquired on exercise of an incentive stock option is disposed of before the expiration of either of the prescribed holding periods, the lesser of (i) the difference between the option price and the fair market value at the time of exercise or
(ii) the difference between the option price and the amount realized upon disposition is treated as ordinary income to the optionee at the time of disposition and is allowed as a deduction to the Company; any excess of the amount realized upon sale over the fair market value at the time of exercise generally is treated as capital gain to the optionee. In general, an optionee who exercises a nonqualified option recognizes taxable ordinary income, and the Company is entitled to a deduction, at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares purchased over the option price.

         ACCOUNTING EFFECTS. The proceeds of the sale of stock under the Plan constitute general funds of the Company and may be used by it for any purpose. Under present accounting practices followed by the Company, neither the grant at fair market value nor the exercise of an option generally results in any charge against the Company's earnings. The grant of options at a price less than 100% of fair market value results in compensation expense to the Company. To date, the Company has granted all options under the Plan at an exercise price equal to at least 100% of the fair market value of the Common Stock.

         GRANTS. No options have been granted under the 2000 Plan. Under the terms of an Amended and Restated Employment Agreement effective July 18, 2000, the Board has agreed to grant options to purchase 400,000 shares to the Company's President and Chief Executive Officer if the Plan is approved by the stockholders. Historically, the Company has granted options on a broad-based basis to most of its employees, and the Plan contains no limitation as to the maximum number of participants. The recipients of, and numbers of shares subject to, other future grants under the Plan are not determinable at this time.


                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS


         The Board of Directors desires to obtain from the stockholders an indication of their approval or disapproval of the Board's action in appointing Ernst & Young LLP, Certified Public Accountants, as independent auditors of the Company for the year 2000. Ernst & Young LLP has served as independent auditors of the Company since 1984.

         The Board of Directors recommends a vote "FOR" approval of Ernst & Young LLP.

         In the event the resolution is defeated, the adverse vote will be considered a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 2000 will be permitted to stand unless the Board finds other good reasons for making a change. Representatives of Ernst & Young LLP will be in attendance at the meeting, with the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


         SUMMARY INFORMATION. The following table sets forth, for the fiscal years indicated, amounts of cash and certain other compensation paid by the Company to (i) Mr. E. Thomas Arington and (ii) each of the Company's other executive officers whose salary and bonus during 1999 exceeded $100,000. Mr. Arington and these other persons are sometimes referred to as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                                  Long Term
                                                                                Compensation
                                       Annual Compensation                         Awards
                                       -----------------------------------------------------

                                                                   Other         Securities
                                                                   Annual        Underlying
                                                                   Compen-      Stock Option     All Other
         Name and                                       Bonus      sation          Grants       Compensation
     Principal Position        Year   Salary ($)        ($)(1)     ($)(2)            (#)           ($)(3)
------------------------------------------------------------------------------------------------------------
E. Thomas Arington             1999    $500,000           --        --             280,714        $29,018
Chief Executive Officer        1998     500,006           --        --             175,000         62,669
                               1997     519,234           --        --                  --         43,423


Jeffrey T. Arington            1999    $207,500           --        --              25,000        $ 3,508
Senior Vice President          1998     177,250           --        --              23,000          3,200
                               1997     163,365           --        --              22,000          3,207


Timothy J. Holt                1999    $195,000           --        --              25,000        $ 3,920
Senior Vice President          1998     172,250           --        --              20,000          3,920
                               1997     163,365           --        --              20,000          3,802

----------------------------

(1) The Company has accrued the amount of $1.0 million dollars for the payment of bonuses to employees for 1999. No allocations of bonus amounts to individual employees have been made at this time.

(2) None, other than perquisites which did not exceed the lesser of $50,000 or 10% of salary and bonus for any named executive officer.

(3) Amounts disclosed for 1999 are comprised of the following: (i) term and/or whole life insurance premium payments for the benefit of Mr. E. Thomas Arington ($19,366), Mr. Jeffrey T. Arington ($308) and Mr. Holt ($720); (ii) disability insurance premium payments for Mr. E. Thomas Arington ($6,452); and (iii) matching contributions to the Company's 401(k) Plan on behalf of Mr. E. Thomas Arington ($3,200), Mr. Jeffrey
         T. Arington ($3,200) and Mr. Holt ($3,200) in respect of their contributions to the Plan.

         STOCK OPTIONS. The following table presents information on option grants during 1999 to the named executive officers. The Company's plans do not provide for the grant of stock appreciation rights.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                      Individual Grants(1)
                             -----------------------------------------------------------------------------------
                                                                                         Potential Realizable
                            Number of                                                    Value at Assumed
                            Securities      % of Total                                  Annual Rates of Stock
                            Underlying        Options        Exercise                   Price Appreciation for
                             Options        Granted to       or Base                         Option Term
                             Granted       Employees in       Price        Expiration   ------------------------
           Name                (#)          Fiscal Year       ($/Sh)          Date         5% ($)      10% ($)
----------------------------------------------------------------------------------------------------------------
E. Thomas Arington           280,714           45.6%          $ 7.000        3/24/09    $1,235,777   $3,131,701

Jeffrey T. Arington           25,000            4.1%          $13.125        6/15/09    $  206,356   $  522,947

Timothy J. Holt               25,000            4.1%          $13.125        6/15/09    $  206,356   $  522,947

----------------------------

(1) All options become exercisable at the rate of 20% of the shares per year beginning on the first anniversary of the date of the grant. Each option becomes exercisable in full (i) if any person becomes, or commences a tender offer which could result in the person becoming, the beneficial owner of more than 50% of the outstanding shares of the Company's Common Stock or (ii) in the event of the execution of an agreement of merger, consolidation or reorganization pursuant to which the Company is not to be the surviving corporation or the execution of an agreement of sale or transfer of all or substantially all of the assets of the Company. Under certain change-of-control circumstances, an optionee will be entitled to receive a cash payment equal to the difference between the "fair value" of all unexercised option shares and the aggregate option price of those shares.

         With respect to each named executive officer, the following table sets forth information concerning option exercises during 1999 and unexercised options held at December 31, 1999.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                       Number of Securities
                                                                            Underlying           Value of Unexercised
                                                 Value Realized ($)    Unexercised Options     In-the-Money Options at
                                                                          at FY-End (#)               FY-End ($)
                                                  (Market Price on
                           Shares Acquired on      Exercise Less           Exercisable/              Exercisable/
          Name                Exercise (#)        Exercise Price)         Unexercisable             Unexercisable
----------------------------------------------------------------------------------------------------------------------
E. Thomas Arington               500,000             $2,935,000           803,343/520,714        $2,560,709/$457,589

Jeffrey T. Arington                   --                     --            134,701/47,300          $641,582/$67,194

Timothy J. Holt                       --                     --            112,534/42,800          $512,697/$53,805

         CHANGE IN CONTROL CONTINGENT EMPLOYMENT AGREEMENTS. The Company has entered into Change in Control Contingent Employment Agreements with Mr. Jeffrey
T. Arington and Mr. Holt. In the event of a "change in control" of the Company, as defined in the agreements, the Company agrees to continue the employment of the employee for twenty-four months following the date of the change in control. The Compensation Committee of the Company's Board of Directors has approved in principle new employment agreements with Mr. Jeffrey T. Arington, Mr. Holt and several other employees that will provide for three year initial employment terms with one year automatic renewals and for certain lump-sum payments (equal to two times salary and bonus) in the event of termination following a change in control of the Company. These agreements are not in final form but it is expected that they will contain defined terms similar to those in Mr. E. Thomas Arington's Employment Agreement described below.

         EMPLOYMENT AGREEMENT. Effective July 18, 2000, the Company entered into an Amended and Restated Employment Agreement with Mr. E. Thomas Arington. The initial term of the Agreement expires on December 31, 2005; however, the Agreement provides for automatic one year extensions if notice of termination is not given by either party prior to specified dates. The Agreement may be amended by agreement between the Compensation Committee of the Board of Directors and Mr. Arington.

         Under the Agreement, Mr. Arington is to receive a salary in an amount to be set by the Compensation Committee, but not less than $41,666 per month. For 2000, the salary has been set at that amount. In addition, Mr. Arington is entitled to receive for each year a separate annual bonus in such amount as may be determined by the Compensation Committee of the Board of Directors. The Agreement also provides for life and disability insurance and for certain other customary benefits. The Agreement also provides that the Company will grant to Mr. Arington options to purchase 400,000 shares of Common Stock if the stockholders approve the 2000 Stock Option Plan being presented for consideration at the Annual Meeting. These options will be granted at the time of stockholder approval and will have an exercise price equal to the fair market value of the Common Stock on that date. Further, the Agreement provides for the payment of a lump sum benefit to Mr. Arington equal to three times Mr. Arington"s salary and bonus, plus a gross-up for federal excise tax purposes if necessary, pursuant to Section 280G of the Internal Revenue Code, plus vesting of all outstanding options and the continuation of certain medical and insurance benefits, in the event that Mr. Arington"s employment is terminated without Cause by the Company or for Good Reason by Mr. Arington, following a Change in Control of the Company during the term of the Agreement. These terms are defined in the Agreement. Change in Control includes certain mergers, sales of assets or tender offers. Good Reason includes a resignation by Mr. Arington for any reason within six months after a Change in Control. Cause means willful and continued failure to perform his duties under the Agreement or willfully engaging in illegal conduct or gross misconduct which materially injures the Company. If Mr. Arington terminates his employment without Good Reason, or if his employment is terminated by the Company for Cause, the Agreement provides that he will not compete with the Company for a period of one year after termination.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.

         Executive Compensation Policies. The Company's executive compensation consists of three components: annual salaries, annual bonuses and stock option grants.

         The Company's policies on executive compensation have been designed to retain and attract the services of competent and talented managers during periods when the Company reported losses and faced substantial needs to conserve cash flow. To that end, a significant component of executive compensation has been stock option grants which serve to align closely the interests of management with those of stockholders. Salary and bonus levels have been affected by the cash flow difficulties faced by the

Company and, in the case of the Company's Chief Executive Officer, payment of portions of salary and bonus have been deferred from time to time until the Company's cash flow situation improved.

         The Compensation Committee has established target ranges of total cash salary and bonus compensation for different levels of management of the Company. The ranges of target total cash compensation are based upon the Compensation Committee's subjective judgment as appropriate to meet the policies on executive compensation described in the preceding paragraph. Actual salaries paid to the named executive officers for 1999 were at the very bottom of or below the target range. The Compensation Committee also has determined that, immediately following the completion of each fiscal year, the Board of Directors will establish a bonus pool for that year. A bonus pool of $1.0 million dollars has been established for 1999. However, no allocations of bonus amounts have been made at this time. Management of the Company will determine the amount of bonus to be received by each individual employee based upon a subjective evaluation of the performance of that individual. Any bonus paid to the Company's Chief Executive Officer will be made by the Compensation Committee based upon a subjective evaluation of Mr. Arington's performance.

         Annual Salaries. The annual salary of the Company's Chief Executive Officer for 1999 was established pursuant to the terms of his 1994 employment agreement with the Company. Under that agreement, the Chief Executive Officer received a salary in an amount set by the Compensation Committee, but not less than $33,333 per month. For 1999, the salary was set at $41,667 per month. This salary was approved by the Compensation Committee after consideration of a number of factors. These factors, which were applied in a subjective manner, included the Compensation Committee's desire to ensure the continued services of the Company's Chief Executive Officer.

         The Compensation Committee's consideration of the salary to be paid to the Company's Chief Executive Officer for 2000 involved a subjective consideration of the Company's operating results during 1999, the entering into of various product agreements with other companies, the substantial efforts expended pursuing an approval from the FDA of the Company's conjugated estrogens product and the status of the Company's overall product development program. The Committee concluded that the salary for the Company's Chief Executive Officer for 2000 should be maintained at the level of $41,667 per month.

         Annual salaries for 1999 for executive officers other than the Chief Executive Officer were established by the Company's Chief Executive Officer, taking into consideration the target levels for total cash compensation established by the Compensation Committee, and were based upon factors which are typically subjective, such as his perception of the individual officer's performance, value to the Company, responsibility assumed, potential for assumption of increased responsibility and salary level needed to retain the services of the individual. The Company's lack of profitability and the market value of its stock were considered in a subjective manner in establishing executive officers' base salaries for 1999, but were not a substantial factor in such determination.

         Annual Bonuses. The Company's general policy is to pay annual bonuses to its executive officers. As in effect in 1999, the Chief Executive Officer's prior employment agreement provided that a bonus might be paid to the Chief Executive Officer in such manner and amount as the Compensation Committee determined. The Company has entered into a new Employment Agreement with the Company's Chief Executive Officer which also provides that a bonus may be paid in such manner and amount as determined by the Compensation Committee. Any bonuses paid to other executive officers are determined by the Company's Chief Executive Officer in consideration of the target levels for total cash compensation established by the Compensation Committee. The determination of bonuses for the Company's executive officers other than the Chief Executive Officer typically involves a subjective consideration of the Company's level of profitability during a particular year and the increase in the market value of the Company's Common Stock during that year. As noted above, a bonus pool of $1.0 million dollars has been accrued for 1999. However, no allocations of individual bonus amounts for the Chief Executive Officer or other executive officers have been made at this time.

         Stock Option Grants. For a number of years, the Company has relied heavily upon significant grants of stock options for the purpose of providing incentives to management. These grants are made by the Compensation Committee of the Board of Directors. Stock option grants have, in the view of the Board, been the principal factor in enabling the Company to retain and build a competent management team in the face of the Company's financial condition.

         The size of option grants to individual employees of the Company is determined on a subjective basis, taking into account such factors as the employee's level of performance and responsibility and the loss which would be suffered by the Company if the employee were to leave the Company's employ. With respect to individuals other than the Company's Chief Executive Officer, the Committee also considers the recommendations of the Chief Executive Officer which are based on the same subjective factors described above. In making these determinations, the Committee considers the cash compensation received by recipients and the amount and terms of options already held by the recipients.

         Options to purchase 280,714 shares were granted to the Chief Executive Officer during 1999. Options to purchase 50,000 shares were granted to the Company's other executive officers. These option grants were made in consideration of the factors described above and also in recognition of the fact that the Company had not paid a cash bonus to its executive officers for 1998.


         Compensation Committee:                       Board of Directors:

         Peter R. Seaver, Chairman                     E. Thomas Arington
         George W. Baughman                            Jeffrey T. Arington
         Richard R. Frankovic                          George W. Baughman
         S. Sundararaman                               Richard R. Frankovic
                                                       Peter R. Seaver
                                                       S. Sundararaman


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. As discussed above under "Report of the Compensation Committee on Executive Compensation," Mr. E. Thomas Arington, the Company's Chief Executive Officer, determined the 1999 salaries of the Company's other named executive officers, taking into consideration the target range for total cash compensation established by the Compensation Committee.

         PERFORMANCE GRAPH. The following graph and table compare, over the period shown, the cumulative total stockholder return of Duramed's Common Stock to the cumulative total return of companies included in the Center for Research in Security Prices' Index for The Nasdaq Stock Market (U.S. Companies) and in a peer group index comprised of Nasdaq Pharmaceuticals Stocks (SIC 2830-2839 U.S. and Foreign). In each case it is assumed that $100 was invested on December 31, 1994 and that all dividends were reinvested.











==================================================================================================================
                                          1994         1995        1996          1997         1998           1999
------------------------------------------------------------------------------------------------------------------
Duramed Pharmaceuticals                   $100         $102        $ 47          $ 39         $ 25           $ 48
------------------------------------------------------------------------------------------------------------------

Nasdaq Index                              $100         $141        $174          $213         $300           $542
------------------------------------------------------------------------------------------------------------------

Nasdaq Pharmaceuticals                    $100         $183        $184          $190         $242           $452
==================================================================================================================

                              CERTAIN TRANSACTIONS


         Mr. Philip B. Arington is employed by the Company as its Senior Director of Sales and Marketing. His total compensation for 1999 was approximately $103,000. Mr. Christopher H. Arington is employed by the Company as its Director of Sales Operations. For 1999, his total compensation was approximately $85,000. Mr. Philip B. Arington and Mr. Christopher H. Arington are sons of Mr. E. Thomas Arington, the Company's Chairman of the Board and Chief Executive Officer.

         On October 6, 1999, the Company entered into an agreement with Solvay Pharmaceuticals to jointly promote three of the companies' hormone products, including Duramed's Cenestin(R) (synthetic conjugated estrogens, A) Tablets ("Cenestin"). The Company also granted Solvay Pharmaceuticals an option to purchase 3,000,000 shares of the Company's Common Stock at $9.00 per share and agreed to create a new Board of Directors position to be filled as designated by Solvay Pharmaceuticals. Solvay Pharmaceuticals subsequently exercised its option in full and designated Mr. Uhrhan as its nominee to the Board. See "The Board of Directors" and "Principal Stockholders and Holdings of Management."

         On March 1, 2000 the Company and Solvay Pharmaceuticals entered into an expanded 10-year marketing agreement under which (effective January 1, 2000) Solvay Pharmaceuticals accepted all responsibility for Cenestin physicians' promotion, including assuming advertising, sales promotion and sales force expenses. During the initial stage of the marketing agreement, Solvay Pharmaceuticals will receive 80%, and the Company will receive 20%, of Cenestin's gross profit until Solvay Pharmaceuticals has recovered all of the ongoing advertising and marketing expenses and Cenestin becomes an income-producing product. Unless the Company has by then recovered the $38 million it invested in Cenestin from March 1999 through December 31, 1999, the agreement then will move to a second stage, during which the Company will receive 80% of Cenestin net profit dollars, and Solvay Pharmaceuticals will receive 20%, until the Company recovers the full $38 million. Thereafter, each company will receive 50% of Cenestin net profit dollars on a going-forward basis.

         The Company also granted Solvay Pharmaceuticals a worldwide exclusive license to Cenestin outside the United States (excluding Eastern European countries that are covered by other arrangements and Puerto Rico) and the option to an exclusive worldwide license to Verapamil SR, a calcium channel blocker for the treatment of hypertension.

         Additionally, on March 1, 2000, the Company entered into a $20 million financing transaction collateralized by its Cincinnati facility and secured by a loan guaranty from Solvay America.


                           PRINCIPAL STOCKHOLDERS AND
                             HOLDINGS OF MANAGEMENT


         The following table sets forth, as of July 18, 2000, certain information with regard to the beneficial ownership of the Company's Common Stock by (i) each of the Company's stockholders known to hold more than 5% of the outstanding shares of Common Stock, (ii) each continuing director, nominee for director and named executive officer, individually, and (iii) all continuing directors, nominees and executive officers of the Company as a group.

                                                        Beneficial Ownership
                                                        --------------------
            Name                                   Number Of Shares (1)   Percent
            ----                                   --------------------   -------
Solvay Pharmaceuticals, Inc.(2)(3)                   3,000,000               11.4%
901 Sawyer Road
Marietta, Georgia  30062

E. Thomas Arington(2)                                1,873,118                6.9%
7155 East Kemper Road
Cincinnati, Ohio  45249

Jeffrey T. Arington                                    187,322                  *

George W. Baughman                                      89,288                  *

Richard R. Frankovic                                    10,418                  *

Peter R. Seaver                                         31,288                  *

S. Sundararaman                                        225,004                  *

Philip M. Uhrhan(2)(4)                               3,000,000               11.4%

Timothy J. Holt                                        141,341                  *

All directors, nominees
and executive officers
as a group (9 persons)(5)                            5,557,779               20.1%

*Less than one percent.

-------------------------

(1) Excludes shares of Common Stock subject to options which cannot be exercised within sixty days after July 18, 2000. Includes options to purchase the following numbers of shares: Mr. E. Thomas Arington, 994,486 shares; Mr. Jeffrey T. Arington, 143,651 shares; Mr. Baughman, 35,000 shares; Mr. Frankovic, 10,000 shares; Mr. Seaver, 25,000 shares; Mr. Sundararaman, 30,000 shares; Mr. Holt, 120,634 shares; and all directors and executive officers as a group, 1,358,771 shares.

(2) Mr. Arington's address is 7155 East Kemper Road, Cincinnati, Ohio 45249. Solvay Pharmaceuticals' address is 901 Sawyer Road, Marietta, Georgia 30062. Mr. Uhrhan's address is 333 Richmond Avenue, Houston, Texas 77098.

(3) In connection with its acquisition of shares of the Company, Solvay Pharmaceuticals agreed, that, until October 1, 2001, it will not (i) acquire any material assets or equity securities of the Company except pursuant to a stock split or dividend or other similar transaction,
         (ii) make or participate in any solicitation of proxies to vote in opposition to any matter that has been recommended by the Company's Board, in favor of a matter that has not been approved by the Board or participate in an election contest, (iii) form or join any group with respect to any of the Company's shares or the acquisition of any of its assets, (iv) deposit any shares into a voting trust, (v) seek the election or removal of a member of the Company's Board of Directors, or (vi) solicit, negotiate or otherwise make or cause to be made a statement or proposal with respect to a merger or acquisition of the Company, the sale of a substantial portion of the Company's assets or the recapitalization of the Company. In addition, until October 1, 2001, Solvay Pharmaceuticals has agreed not to sell or otherwise transfer its shares to a third party if, as a result of the transfer, the third party would hold more than 5% of the Company's outstanding shares. Finally, until October 1, 2001, if the Company notifies Solvay Pharmaceuticals that it is in the process of carrying out a private or public sale of equity, Solvay Pharmaceuticals has agreed not to sell or otherwise dispose of any of its shares until 90 days after that sale of securities by the Company.

         Each of the restrictions agreed to by Solvay Pharmaceuticals will be suspended if (i) any third party seeks to acquire 50% or more of the Company's outstanding shares and the Company has not publicly recommended that the offer not be accepted, (ii) the Company has received an acquisition proposal from a third party and has not rejected the proposal, (iii) there has been a change in control of the Company, including the execution of an agreement that would result in a change of control, (iv) the Company publicly announces that it is for sale, (v) a person or group attempts to elect or remove a majority of the Company's directors which is not publicly opposed by the Company and which would result in a change in composition of a majority of the Board, or (vi) the Company adopts a plan of liquidation or dissolution.

(4) Consists of 3,000,000 shares held by Solvay Pharmaceuticals. Mr. Uhrhan disclaims any beneficial interest in these shares.

(5) Includes 3,000,000 shares held by Solvay Pharmaceuticals which are deemed to be owned by Mr. Uhrhan and in which he disclaims any beneficial interest.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent beneficial owners also are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of copies of these forms, the Company believes that all Section 16(a) filing requirements were complied with on a timely basis during and for 1999 except that sales made by Mr. E. Thomas Arington in March 1999 totaling 25,000 shares of Common Stock were reported in May 1999 instead of in April 1999; options automatically granted during 1999 to Messrs. Sundararaman, Baughman and Seaver pursuant to the Company's Stock Option Plan for Nonemployee Directors were reported in March 2000 instead of on their February 2000 Forms 5; and a gift of 1,600 shares of Common Stock to a trust for the benefit of a child of Mr. Jeffrey T. Arington was reported in March 2000 instead of on his February 2000 Form 5.

                              STOCKHOLDER PROPOSALS


           Stockholder proposals will be considered for inclusion in the Proxy Statement for the 2001 Annual Meeting if they are received by the Company before the close of business on April 6, 2001.

           In addition, if a stockholder desires to bring business before an annual meeting which is not the subject of a proposal timely submitted for inclusion in the Proxy Statement, the stockholder must follow procedures outlined in the Company's By-Laws. A copy of these procedures is available upon written request directed to the Senior Vice President, Finance and Administration at the Company's address given above. One of the procedural requirements in the By-Laws is timely notice in writing of the business the stockholder proposes to bring before the meeting. For the 2001 Annual Meeting, notice must be received by the Company no earlier than May 6, 2001 and no later than June 5, 2001.


                                 OTHER BUSINESS


           The Company is not aware of any other matters which may properly be presented at the meeting. However, if other matters do come before the meeting, proxies will be voted on those matters in accordance with the recommendations of the Board of Directors.


STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K BY WRITING TO THE SENIOR VICE PRESIDENT, FINANCE AND ADMINISTRATION OF THE COMPANY AT THE COMPANY'S ADDRESS SHOWN ABOVE.

                                                                       Exhibit A

                         DURAMED PHARMACEUTICALS, INC.

                             2000 Stock Option Plan


                                   ARTICLE I

                                   OBJECTIVES


                  1.1 The objectives of this Stock Option Plan (the "Plan") are to enable Duramed Pharmaceuticals, Inc. ("Duramed") to compete successfully in retaining and attracting employees and advisors of outstanding ability, to stimulate the efforts of employees and advisors toward Duramed's objectives and to encourage ownership of shares of its Common Stock by its employees and advisors.


                                   ARTICLE II

                                   DEFINITIONS


                  2.1 For purposes of the Plan each of the following terms shall have the definition which is attributed to it, unless another definition is clearly indicated by a particular usage and context.

                           A. "Advisor" means any person who provides bona fide
                  advisory or consulting services to the Company other than services in connection with the offer or sale of securities in a capital-raising transaction.

                           B. "Board" means the Board of Directors of Duramed.

                           C. "Code" means the Internal Revenue Code of 1986, as
                  amended. Reference to any Section of the Code includes the provisions of that Section as it may be amended or replaced by any other section(s) of like intent and purpose and also includes any regulations or rulings promulgated thereunder.

                           D. "Company" means Duramed and any parent or
                  subsidiary of Duramed, as the terms "parent" and "subsidiary" are defined in Sections 424(e) and 424(f) of the Code.

                           E. "Disability" means permanent and total disability
                  as defined in Section 22(e)(3) of the Code.

                           F. "Effective Date of Grant" means the date on which,
                  or such later date as of which, the Committee makes an award of an Option.

                           G. "Eligible Employee" means any individual (other
                  than one who receives retirement benefits, stipends, consulting fees, honorariums, and the like) who performs services for the Company and is included on the regular payroll of the Company.

                           H. "Exchange Act" means the Securities Exchange Act
                  of 1934, as amended.

                           I. "Fair Market Value" means the last sale price
                  reported on The Nasdaq Stock Market, or on any stock exchange on which the Shares are traded, on a specified date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted. If the Shares are not then traded as described in the preceding sentence, then the average of the closing bid and asked prices on the specified date or last preceding day on which bid and asked prices were reported, or such other method as the Committee may select, shall be used in determining Fair Market Value for a Share.

                           J. "Incentive Stock Option" shall have the same
                  meaning as is given to that term by Section 422 of the Code.

                           K. "Mature Shares" means Shares which have been fully
                  paid and held, of record or beneficially, by the holder of an Option for at least six months.

                           L. "Nonqualified Stock Option" means any Option other
                  than an Incentive Stock Option.

                           M. "Option" means the right, subject to the terms of
                  this Plan and to such other terms and conditions as the Committee may establish, to purchase from Duramed a stated number of Shares at a specified price.

                           N. "Option Price" means the purchase price per Share
                  subject to an Option. The Option Price shall not be (i) less than 50% of the Fair Market Value of a Share on the Effective Date of Grant in the case of a Nonqualified Stock Option, except that no Nonqualified Stock Option which is intended to result in compensation that qualifies for exclusion from the deduction limitation of Code Section 162(m) shall be granted with an Option Price of less than 100% of the Fair Market Value of a Share on the Effective Date of Grant, or (ii) less than 100% of the Fair Market Value of a Share on the Effective Date of Grant in the case of an Incentive Stock Option, except as otherwise provided in Section 8.1.

                           O. "Share" means one share of the Common Stock, par
                  value $.01 per share, of Duramed.

                                   ARTICLE III

                                 ADMINISTRATION


                  3.1 Administration. The Plan shall be administered by a committee (the "Committee") of at least two members of the Board. For the purpose of option grants to and approval of other transactions with persons who are subject to Section 16 of the Exchange Act with respect to Duramed, each member of the Committee shall be a "Non-Employee Director" as defined in Rule 16b-3 under the Exchange Act; provided, however, that nothing in this Plan shall prohibit these, or any other functions of the Committee under this Plan, from being performed by the Board. To the extent that it is desired that compensation resulting from the grant of a particular Option be excluded from the deduction limitation of Section 162(m) of the Code, all directors comprising the Committee granting such Option also shall be "outside directors" within the meaning of Code Section 162(m). Subject to and consistent with the provisions of the Plan, the Committee shall establish such rules and regulations as it may deem necessary or appropriate for the proper administration of the Plan, shall interpret the provisions of the Plan, shall decide all questions of fact arising in the application of Plan provisions and shall make such other determinations and take such actions in connection with the Plan and the Options granted hereunder as it deems necessary or advisable.

                  3.2 Except as specifically limited by the provisions of the Plan, the Committee shall have authority to:

                           A. Determine which Eligible Employees or Advisors
                  shall be granted Options;

                           B. Determine the number of Shares which may be
                  subject to each Option;

                           C. Determine the term and the Option Price of each
                  Option;

                           D. Determine whether an Option is an Incentive Stock
                  Option or a Nonqualified Stock Option (except that only Nonqualified Stock Options may be granted to Advisors);

                           E. Determine the time or times when Options will be
                  granted; and

                           F. Determine all other terms and conditions of each
                  Option, including (but not limited to) the terms of any Option agreement. The Committee may, in its discretion, determine as a condition of any Option that a stated percentage of Shares covered by such Option shall be exercisable in any one year or other stated period of time. The Committee may also waive or amend the terms and conditions of, or accelerate the vesting of, an Option under circumstances selected by the Committee.

                  3.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

                  3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder and, to the extent not prohibited by applicable law, all members shall be indemnified by the Company for any liability and expenses which they may incur as a result of any claim or cause of action or threatened claim or cause of action, arising in connection with the administration of this Plan or the grant of any Option hereunder.


                                   ARTICLE IV

                                SHARES ISSUABLE


                  4.1 Except as provided in Article XI, the number of Shares which may be issued under the Plan shall not exceed 1,300,000 Shares in the aggregate and Options for no more than 500,000 Shares may be granted to any individual Eligible Employee during any period of twelve (12) consecutive months. If any Option expires or terminates for any reason without being completely exercised, the Shares with respect to which such Option was not exercised may again be subject to other Options. Shares tendered as payment for the Option Price pursuant to Section 7.1 also shall be available for issuance under the Plan. The Committee may make such other determinations regarding the counting of Shares issued pursuant to the Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law.


                                    ARTICLE V

                               GRANTING OF OPTIONS


                  5.1 Subject to the terms and conditions of the Plan, the Committee may, from time to time, grant Options to Eligible Employees or Advisors on such terms and conditions as the Committee shall determine. Subject to the restriction of Section 3.2(D), more than one Option and more than one form of Option may be granted to the same individual. No director of Duramed who is not an employee of the Company and included on its regular payroll may be granted Options under this Plan.


                                   ARTICLE VI

                               EXERCISE OF OPTIONS


                  6.1 Any person entitled to exercise an Option may do so, without the need for further approval pursuant to Exchange Act Rule 16b-3, in whole or in part by delivering to Duramed, attention: Stock Option Plan Administrator, at its principal office a written notice of exercise. The written notice shall specify the number of Shares for which an Option is being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased.

                                   ARTICLE VII

                             PAYMENT OF OPTION PRICE


                  7.1 Subject to such administrative requirements as the Committee may impose, payment of the Option Price may be made, at the election of the holder of an Option, in cash or by the tender of Mature Shares or by a combination of the foregoing. If payment by the tender of Mature Shares is selected, the value of each Mature Share shall be deemed to be the Fair Market Value of a Share on the day the Mature Shares are tendered for payment, which shall be the date on which the Mature Shares, duly endorsed or accompanied by a stock power duly endorsed for transfer to Duramed, are received by Duramed. An Option's exercise price also may be paid pursuant to a "cashless" exercise/sale procedure involving a simultaneous sale by a broker, in which case the exercise date shall be the trade date, provided that proceeds of such sale in full payment of the Option Price are received by Duramed on such date.


                                  ARTICLE VIII

             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS


                  8.1 Any option designated as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, an Incentive Stock Option shall be subject to the following specific provisions:

                           A. No Incentive Stock Option may be exercised after
                  the expiration of ten years from the Effective Date of Grant.

                           B. At the time the Incentive Stock Option is granted,
                  if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of the total combined voting power of all classes of stock of the Company then:

                                    (i) The Option Price must equal at least
                           110% of the Fair Market Value on the Effective Date of Grant; and

                                    (ii) The term of the Option shall not be
                           greater than five years from the Effective Date of Grant.

                           C. The aggregate Fair Market Value (determined as of
                  the Effective Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any holder during any calendar year (under all plans of the Company) shall not exceed $100,000.

                  8.2 If any Option is not granted, exercised or held pursuant to the provisions of Code Section 422, it will be considered to be a Nonqualified Stock Option to the extent that any or all of the grant is in conflict with those provisions.

                                   ARTICLE IX

                           TRANSFERABILITY OF OPTIONS


                  9.1 During the lifetime of an Eligible Employee or Advisor to whom an Option has been granted, such Option is non-assignable and non-transferable and may be exercised only by such individual or that individual's legal representative or guardian, except that a Nonqualified Stock Option may be transferred (A) pursuant to a "domestic relations order" as defined in Section 414(p)(1)(B) of the Code, (B) to the spouse or a child of the Eligible Employee or Advisor to whom the Option was granted or (C) to such other persons or entities, in accordance with such terms and conditions, as the Committee may permit. In the event of the death of an Eligible Employee or Advisor to whom an Option has been granted, the Option shall be transferable pursuant to the holder's Will or by the laws of descent and distribution and may thereafter be exercised by the transferee(s) as provided in Article X.


                                    ARTICLE X

                             TERMINATION OF OPTIONS


                  10.1 Unless earlier terminated pursuant to Article XIII, an Option granted to an Eligible Employee will terminate as follows:

                           A. During the period of the Eligible Employee's
                  continuous employment with the Company, the Option will terminate upon the earlier of the date on which it has been fully exercised, it expires by its terms or it is terminated by the mutual agreement of the Company and the Eligible Employee.

                           B. Upon termination of employment for any reason any
                  unexercisable Option shall immediately terminate. Except as provided in Section 10.1(C), any Option which is exercisable on the date of termination of employment will terminate upon the earlier of its full exercise, the expiration of the Option by its terms or the end of the three-month period following the date of termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

                           C. If an Eligible Employee to whom an Option was
                  granted becomes subject to a Disability or dies while employed by the Company or within three months of termination of employment for any reason, the Option may be exercised at any time within one year after the date of death or the commencement of Disability, to the extent that the Eligible Employee shall have been entitled to exercise it at the time of death or the commencement of Disability, by the Eligible Employee or the Eligible Employee's legal representative or guardian or by the representative(s) of the Eligible Employee's estate or the person(s) to whom the Option may have been transferred by Will or by the laws of descent and distribution.

                  10.2 An Option granted to an Advisor will terminate upon the earlier of the full exercise of the Option or the expiration of the Option by its terms.

                  10.3 The provisions of Sections 10.1 and 10.2 above shall apply irrespective of whether a Nonqualified Stock Option has been transferred to a person or entity other than the Eligible Employee or Advisor to whom the Option was granted.

                  10.4 The Committee, at its discretion, may extend the periods for Option exercise set forth in this Article X.


                                   ARTICLE XI

                     ADJUSTMENTS TO SHARES AND OPTION PRICE


                  11.1 The Committee shall make appropriate adjustments in the number of Shares available for issuance under the Plan, the number of Shares subject to outstanding Options and the Option Price of optioned Shares in order to give effect to changes in the Shares as a result of any merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other similar event. The determination as to the method and extent of such adjustments shall be within the sole discretion of the Committee.


                                   ARTICLE XII

                       AMENDMENT OR DISCONTINUANCE OF PLAN


                  12.1 The Board may at any time amend, suspend or discontinue the Plan; provided, however, that no amendment to the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.


                                  ARTICLE XIII

                                 CERTAIN EVENTS


                  13.1 In the event Duramed shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation or corporations (a "successor corporation"), such successor corporation may obligate itself to continue this Plan and to assume all obligations under the Plan. In the event that such successor corporation does not obligate itself to continue this Plan as above provided, the Plan shall terminate effective upon such consolidation, merger or transfer, and, except as provided in Section 13.4, any Option previously granted hereunder shall terminate. If practical, Duramed shall give each holder of an Option twenty (20) days prior notice of any possible transaction which might terminate this Plan and the Options previously granted hereunder.

                  13.2 In the event any person, by any means of purchase or acquisition, becomes the "beneficial owner" (as defined in Exchange Act Rule 13d-3 as in effect on February 11, 1997) of more than 50% of the outstanding Shares of Duramed, or commences a tender offer pursuant to Exchange Act Regulation 14C (as in effect on February 11, 1997) which, if successful, would result in such person becoming the beneficial owner of more than 50% of such Shares, then all Options which are outstanding at the time of such event shall immediately become exercisable in full.

                  13.3 In the event of the execution of an agreement of reorganization, merger or consolidation of Duramed with one or more corporations as a result of which Duramed is not to be the surviving corporation (whether or not Duramed shall be dissolved or liquidated) or the execution of an agreement of sale or transfer of all or substantially all of the assets of Duramed, then all Options which are outstanding at the time of such event shall immediately become exercisable in full.

                  13.4 The grant of Options under the Plan shall in no way affect the right of Duramed to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  13.5 Notwithstanding the foregoing, in the event the amounts deemed payable under this Article XIII when added to all other payments to the holder of an Option by the Company, would, if made, constitute Excess Parachute Payments within the meaning of Sections 280G and 4999 of the Code, the amounts deemed payable by the Company under this Article shall be reduced by the amount deemed necessary to cause the holder to receive $1,000.00 less than three times the holder's Base Amount (as that term is defined in Code Section 280G) from all such payments to the holder from the Company. In the event the amount of the payments exceeds the amount subsequently determined to have been due, the excess benefits over three times the Base Amount shall constitute a loan by the Company to the holder, payable on demand by the Company, with interest at a rate equal to 120% of the applicable federal rate determined under Section 1274 of the Code, compounded semi-annually.


                                   ARTICLE XIV

                                 EFFECTIVE DATE


                  14.1 Subject to stockholder approval, this Plan shall become effective as of September 12, 2000. No Option shall be granted hereunder subsequent to September 11, 2010 or subsequent to any earlier date as of which this Plan is terminated.

                                   ARTICLE XV

                                  MISCELLANEOUS


                  15.1 Nothing contained in this Plan shall constitute the granting of an Option. Each Option shall be represented by a written Option agreement, executed by both the Eligible Employee or Advisor and Duramed.

                  15.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option but in no event shall Duramed be obligated to issue certificates more often than once each quarter of each fiscal year. No person holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a stockholder of Duramed with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Option may be transferred, and no Option shall be exercisable or Shares issued and delivered upon exercise of an Option, unless and until Duramed has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which Duramed's securities may then be listed as well as any other requirements of law.

                  15.3 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any person any right to continue in the employ of or in any business relationship with the Company or to interfere in any way with the right of the Company to terminate a person's employment or business relationship with the Company at any time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

                  15.4 This Plan shall be construed and administered in accordance with and governed by the laws of the State of Delaware.

                          DURAMED PHARMACEUTICALS, INC.
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            PROXY FOR ANNUAL MEETING


              The undersigned hereby appoints E. Thomas Arington and Timothy J. Holt, and each of them, attorneys with the powers which the undersigned would possess if personally present, including the power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Duramed Pharmaceuticals, Inc. to be held at the Holiday Inn, Cincinnati Airport, 1717 Airport Exchange Boulevard, Erlanger, Kentucky 41018, on September 12, 2000, at 9:00 a.m. (EDT), and at any adjournments thereof:

1. Election of E. Thomas Arington, Jeffrey T. Arington, George W. Baughman, Richard R. Frankovic, Peter R. Seaver, S. Sundararaman and Philip M. Uhrhan as directors.

[ ]  FOR all nominees    [ ]  WITHHELD from all nominees   [ ]  For all nominees
                                                                except as noted
                                                                on line below:

*EXCEPTIONS_____________________________________________________________________

2.  [ ]  FOR   [ ]  AGAINST   [ ]  ABSTAIN   on the proposal to approve the 2000
                                             Stock Option Plan.

3.  [ ]  FOR   [ ]  AGAINST   [ ]  ABSTAIN   on the proposal to ratify the
                                             appointment of Ernst & Young LLP
                                             as independent auditors.

4.  Upon such other business as may properly come before the meeting.

    The proxy will be voted on the above as specified. IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED "FOR" THE PROPOSAL AND IN FAVOR OF ALL OF THE NOMINEES LISTED ABOVE. As to any other matter or if any of said nominees are not available for election, said attorneys shall vote in accordance with the recommendation of the Board of Directors.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

    Please mark: I do [ ]  do not [ ] plan to attend the meeting.

                                    Dated: _______________________________, 2000

                                    --------------------------------------------

                                    --------------------------------------------
                                              (Signature of Stockholder)

                                    IMPORTANT: Please date and sign exactly as name appears hereon. If shares are held jointly, each stockholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer.